SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934.
                            (Amendment No.  )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c) (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                             CADIZ INC.
                (Name of Registrant as Specified in Its Charter)
      ---------------------------------------------------------------
Payment of Filing Fee (check the appropriate box):
   Name of Person(s) Filing Proxy Statement, if other than the Registrant)

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------
     5)  Total fee paid:
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[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                           CADIZ INC.
                 ______________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     to be held May 6, 2002

To the Stockholders of Cadiz Inc.:

   The annual meeting of stockholders of Cadiz Inc., a Delaware corporation, will be held at the Fairmont Miramar Hotel located at 101 Wilshire Boulevard, Catalina Bungalow, Santa Monica, California, on Monday, May 6, 2002, at 2:00 p.m., local time, and any adjournments thereof, to consider and act upon the following matters:

(1) The election of five members of the Board of Directors, each to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

(2) Ratification of the selection of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for fiscal year 2002; and

(3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

   The subject matter of each of the above proposals is described within the proxy statement.

   The Board of Directors has fixed the close of business on March 22, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

   In order to constitute a quorum for the conduct of business at the annual meeting, holders of a majority of all outstanding shares of Cadiz' common stock must be present in person or be represented by proxy.

   Whether or not you expect to attend the annual meeting in person, please either vote your shares via the Internet, by phone (detailed instructions are included on the proxy card) or date, sign and mail the enclosed proxy in the postage paid return envelope provided as promptly as possible. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                              By Order of the Board of Directors

                              /s/ Jennifer Hankes Painter
                              ----------------------------
                              Jennifer Hankes Painter
                              Secretary

Santa Monica, California
April 5, 2002
                           CADIZ INC.
                 Annual Meeting of Stockholders

                       TABLE OF CONTENTS

                                                                Page
                                                                ----

PROXY STATEMENT INTRODUCTION. . . . . . . . . . . . . . . . . . . .1

BENEFICIAL OWNERSHIP OF SECURITIES. . . . . . . . . . . . . . . . .2

PROPOSAL 1:  Election of Directors. . . . . . . . . . . . . . . . .4

PROPOSAL 2:  Approval of Independent Auditors. . . . . . . . . . .15

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .15

STOCKHOLDER PROPOSALS. . . . . . . . . . . . . . . . . . . . . . .15

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . 15

                            Page i

                           CADIZ INC.
               100 Wilshire Boulevard, Suite 1600
                 Santa Monica, California  90401

                         PROXY STATEMENT
                               for
                 ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held May 6, 2002

To our Stockholders:

   Your Board of Directors furnishes this proxy statement in connection with its solicitation of your proxy in the form enclosed to be used at Cadiz' annual meeting of stockholders to be held on Monday, May 6, 2002, at the time and place and for the purposes set forth in the accompanying notice of annual meeting of stockholders.

   Cadiz' Annual Report on Form 10-K for the year ended December
31, 2001, including audited financial statements, is being mailed to you with this proxy statement on or about April 5, 2002.

   We cordially invite you to attend the annual meeting. Whether or not you expect to attend the annual meeting in person, please either vote your shares via the Internet, by phone (detailed instructions are included on the proxy card) or date, sign and return your proxy promptly in the postage paid return envelope provided. You may revoke your proxy at any time prior to its exercise at the meeting by notice to Cadiz' Secretary, and, if you attend the meeting, you may vote your shares in person. You may also revoke your proxy by returning a duly executed proxy reflecting a later date. Your proxy, if not revoked, will be voted at the annual meeting in accordance with the instructions specified therein.

   Only holders of record of Cadiz' common stock at the close of business on March 22, 2002 will be entitled to vote at the meeting. At the close of business on March 22, 2002, there were 36,230,241 shares of common stock of Cadiz outstanding, with each share of common stock being entitled to one vote on each matter to be voted upon. There is no right to cumulate votes as to any matter.

   The candidates for director receiving a plurality of the votes of the shares present in person or represented by proxy will be elected (Proposal 1). An affirmative vote of a majority of the shares present or represented by proxy and voting at the meeting is required for approval of Cadiz' independent auditors (Proposal
2). For purposes of determining whether a matter has received a majority vote, abstentions will be included in the vote totals, with the result that an abstention has the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote on Proposals 1 and 2.

   Stockholders of Cadiz will not have appraisal rights with respect to any of the proposals to be voted upon at the annual meeting.

   Cadiz has been advised by its directors and officers that they intend to vote all of the 1,359,182 outstanding shares of common stock which they hold or control, representing 3.66% of the total shares outstanding as of the record date, in favor of the proposals presented in this proxy statement. See "Beneficial Ownership of Securities".

   The entire cost of soliciting proxies will be borne by Cadiz, including expenses in connection with preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of Cadiz, without extra compensation, by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such persons. If requested, Cadiz will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.

                            Page 1

               BENEFICIAL OWNERSHIP OF SECURITIES

   The following table sets forth, as of March 22, 2002, the ownership of common stock of Cadiz by each stockholder who is known by Cadiz to own beneficially more than five percent of the outstanding common stock, by each director, by each executive officer listed in the summary compensation table below, and by all directors and executive officers as a group excluding, in each case, rights under options or warrants not exercisable within 60 days. All persons named have sole voting power and investment power over their shares except as otherwise noted.


                                 Amount and Nature of       Percent
Name and Address                 Beneficial Ownership      of Class
-----------------------          --------------------      --------

 Fidelity International              3,599,667(1)            9.94%
 Limited, et. al.
 Pembroke Hall
 42 Crow Lane
 Hamilton, Bermuda

 Kern Capital Management, LLC        2,376,600(2)            6.56%
 114 West 47th Street, Suite 1926
 New York, NY 10036

 Capital Research and                2,300,000(3)            6.35%
 Management Company
 333 South Hope Street
 Los Angeles, CA 90071

 OZ Management, L.L.C.               2,229,984(4)            6.15%
 OZF Management, L.P.
 9 West 57th Street, 39th Floor
 New York, NY 10019

 Keith Brackpool                     1,604,060(5)            4.36%
 c/o 100  Wilshire Boulevard,
 Suite 1600
 Santa Monica, CA 90401

 Dwight Makins                         447,750(6)            1.24%
 c/o 100 Wilshire Blvd.,
 Suite 1600
 Santa Monica, CA 90401

 Timothy J. Shaheen                    302,854(7)               *
 c/o 100 Wilshire Blvd.,
 Suite 1600
 Santa Monica, CA 90401

 Anthony L. Coelho                      47,750(8)               *
 c/o 100 Wilshire Blvd.,
 Suite  1600
 Santa Monica, CA 90401

 Murray Hutchison                       47,750(9)               *
 c/o 100 Wilshire Blvd.,
 Suite 1600
 Santa Monica, CA 90401

 Stanley E. Speer                      239,552(10)              *
 c/o  100 Wilshire Blvd,
 Suite 1600
 Santa Monica, CA 90401

 All Directors and Officers as       2,689,716(5)(6)(7)
 a group                                      (8)(9)(10)     7.25%
 (6 Individuals)

                            Page 2
------------------------
     * Represents less than 1% of the outstanding shares of common stock of Cadiz as of March 22, 2002.

  (1) Based upon a Schedule 13G filed with the Securities and Exchange Commission and information obtained from Fidelity International Limited, Fidelity beneficially owns, as an investment advisor which provides investment advisory and management services to a number of non-U.S. investment companies or investment trusts and certain institutional investors, 3,599,667 shares of common stock of Cadiz and such funds and accounts and Fidelity, as investment advisor to the funds and accounts, has sole voting and dispositive power as to all such shares. The principal office of Fidelity is located at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

  (2) Based upon a Schedule 13G filed with the Securities and Exchange Commission and information obtained from Kern Capital Management, LLC, Kern beneficially owns 2,367,600 shares of common stock of Cadiz with sole voting and dispositive power as to all such shares. The principal office of Kern is located at 114 West 47th Street, Suite 1926, New York, NY 10036.

  (3) Capital Research and Management Company filed a Schedule 13G with the Securities and Exchange Commission indicating that as of December 31, 2001, it was the beneficial owner of 2,300,000 shares of common stock of Cadiz, arising from the beneficial ownership of such shares by SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by Capital Research, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The principal offices of Capital Research and SMALLCAP are located at 333 South Hope Street, Los Angeles, California 90071. According to the
       Schedule 13G, all such shares are held by SMALLCAP in its capacity as an investment company, and are beneficially held by Capital Research in its capacity as an investment advisor. SMALLCAP has sole voting power over the shares and Capital Research has sole dispositive power over the shares. The Schedule 13G indicates that Capital Research disclaims beneficial ownership of the shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934.

  (4) Based upon a joint group filing of a Schedule 13G filed with the Securities and Exchange Commission and information obtained from OZ Management, L.L.C., OZ Management, L.L.C. beneficially owns 1,714,152 shares of common stock with sole voting and dispositive power as to all such shares.
       OZF Management, L.P. beneficially owns 515,832 shares of common stock with sole voting and dispositive power as to all such shares. The principal office of both entities is located at 9 West 57th Street, 39th Floor, New York, NY 10019.

  (5) Includes 500,000 shares underlying presently exercisable options, 52,000 shares owned by a foundation of which Mr. Brackpool is a trustee, but in which Mr. Brackpool has no economic interest, and 135,378 deferred stock units that are fully vested but cannot be exchanged for shares of common stock without restrictions until March 31, 2003. Mr. Brackpool disclaims any beneficial ownership of these 52,000 shares. Does not include 55,789 deferred stock units that are not yet vested.

  (6) Includes 22,750 shares underlying presently exercisable options.

  (7) Includes 75,000 shares underlying presently exercisable options and 216,604 deferred stock units that are fully vested but cannot be exchanged for shares of common stock
       without restrictions until March 31, 2003.   Does not
       include 29,511 deferred stock units that are not yet vested.

  (8) Includes 47,750 shares underlying presently exercisable options.

  (9) Includes 47,750 shares underlying presently exercisable options.

  (10) Includes 125,000 shares underlying presently exercisable options and 108,302 deferred stock units that are fully vested but cannot be exchanged for shares of common stock without restrictions until March 31, 2003. Does not include 26,062 deferred stock units that are not yet vested.

                           PROPOSAL 1

                     ELECTION OF DIRECTORS

     The Board of Directors has nominated the five persons listed below for election at the annual meeting to serve as directors for a term expiring at the 2003 annual meeting of stockholders or until their respective successors are elected and qualified.
Each nominee currently serves as a director and has agreed to serve as such for another term if elected.

     Proxies will be voted for the election of the five nominees named below unless instructions are given to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named. Should any nominee become unable to serve as a director, the persons named in the enclosed form of proxy will, unless otherwise directed, vote for the election of such other person as the present Board of Directors may designate to fill that position.


DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain biographical information, the present occupation and the business experience for the past five years or more of each director and executive officer:

Nominees for Director:

         Name                 Age    Position with Cadiz
         ----------------     ---    -------------------

         Keith  Brackpool     44     Chairman of the Board,
                                     President and
                                     Chief Executive Officer

        Dwight W. Makins      51     Director

        Anthony L. Coelho     59     Director

        Murray H. Hutchison   63     Director

        Timothy J. Shaheen    42     Director of Cadiz and
                                     President, Chief Executive
                                     Officer of Sun World
                                     International, Inc.
Executive Officer:

         Name                 Age    Position with Cadiz

        Stanley E. Speer      41     Chief Financial Officer of
                                     Cadiz and Sun World
                                     International, Inc.

     Keith Brackpool is a founder of Cadiz, has served as a member of Cadiz' Board of Directors since September 1986, and has served as President and Chief Executive Officer of Cadiz since December 1991. Mr. Brackpool assumed the role of Chairman of the Board of Cadiz on May 14, 2001. Mr. Brackpool has also been a principal of 1334 Partners L.P., a partnership that owns commercial real estate from 1989 to present.

     Dwight W. Makins was elected as Chairman of the Board in December 1991. Mr. Makins stepped down from his position as Chairman on May 14, 2001, but remains a director of Cadiz. Mr. Makins is a self-employed entrepreneur and investment banker and advisor and serves as a director of Just Ice Ltd. (UK), an ice manufacturing service to the catering industry, and several other international companies. Mr. Makins served as Chairman of Greenway Holdings plc, a British waste oil recycling company, until April 2000.

     Anthony L. Coelho was appointed a director of Cadiz in March 1999. Mr. Coelho served as General Chairman of the Gore Campaign 2000 until June 15, 2000. Mr. Coelho was first elected to the U.S. House of Representatives in 1978 and served as the first-ever elected Majority Whip from 1987 to 1989. Representing California's Central Valley, Mr. Coelho served in senior positions on the Agriculture, Interior and Administration Committees with his legislative focus on agriculture and water issues. After leaving Congress, Mr. Coelho served as Managing
Director of Wertheim Schroder Inc., an investment banking firm from 1989 to 1995 and from 1990 to 1995 he served as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc., a privately held investment banking firm. In 1994, President Clinton appointed him Chairman of the President's Committee on Employment of People with Disabilities. Mr. Coelho currently is self-employed and serves as a director of Cyberonics, Inc., a publicly traded manufacturer of medical devices; Service Corporation International, a publicly traded funeral service company; Kistler Aerospace Corporation, a privately held aerospace company; Mangosoft, Inc., a publicly traded software service company; and as a director of other non-publicly traded and not-for-profit companies.

     Murray H. Hutchison was appointed a director of Cadiz in June 1997. Since his retirement in 1996 from International Technology Corporation, a publicly traded diversified environmental management company, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio. From 1976 to 1994, Mr. Hutchison served as Chief Executive Officer and Chairman of International Technology. Mr. Hutchison currently serves as a director of Jack in the Box, Inc., a publicly traded fast food restaurant chain. Additionally, Mr. Hutchison serves as Chairman of the Huntington Hotel Corporation, a privately owned hotel and office building, and as a director of several other non-publicly traded U.S. companies.

     Timothy J. Shaheen was appointed a director of Cadiz in March 1999. Mr. Shaheen has served as the Chief Executive Officer and a director of Cadiz' wholly-owned subsidiary, Sun World International, Inc., since September 1996. Mr. Shaheen also serves as a director of The United Fresh Fruit and Vegetable Association, a national trade organization which represents interests of fruit and vegetable producers and distributors. He is also active on several industry advisory committees. Mr. Shaheen has sixteen years of experience in the produce industry, most recently serving as a senior executive with Albert Fisher North America, a publicly traded domestic and international produce company from 1989 to 1996. While with Albert Fisher, Mr. Shaheen also served as director of its Canadian produce operations and as a director of Fresh Western Marketing, one of the largest growers/shippers of fresh vegetables in the Salinas Valley of California. Mr. Shaheen has also served as a past director of the Los Angeles Association of Produce Wholesalers and Dealers. Prior to his employment with Albert Fisher, Mr. Shaheen had seven years of experience with the accounting firm of Ernst & Young LLP. Mr. Shaheen is a Certified Public Accountant.

     Stanley E. Speer joined Cadiz in September 1996, following completion of the acquisition by Cadiz of Sun World, as Senior Vice President, Chief Financial Officer and Secretary of Sun World. In July 1997, Mr. Speer was appointed Chief Financial Officer of Cadiz and relinquished his position as Secretary of Sun World. In April 1998, Mr. Speer became Secretary of both Cadiz and Sun World. In October 2001, the newly-hired General Counsel replaced Mr. Speer as Secretary of Cadiz and Sun World. Prior to joining Sun World, Mr. Speer had 15 years of experience in public accounting with the accounting firm of Coopers & Lybrand LLP. From 1992 until September 1996, Mr. Speer served as a partner in their financial advisory services group specializing in business reorganizations and mergers and acquisitions consulting. Mr. Speer is a Certified Public Accountant and a Certified Insolvency and Reorganization Accountant.

     Directors of Cadiz hold office until the next annual meeting of stockholders or until their successors are elected and qualified. There are no family relationships between any directors or current officers of Cadiz. Officers serve at the discretion of the Board of Directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Cadiz' directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cadiz' equity securities ("reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Cadiz. Reporting persons are required by Commission regulations to furnish Cadiz with copies of all
Section 16(a) forms they file.

     To Cadiz' knowledge, based solely on a review of the copies of reports and amendments thereto on Forms 3, 4 and 5 furnished to Cadiz by reporting persons during, and with respect to, its fiscal year ended December 31, 2001, and on a review of written representations from reporting persons to Cadiz that no other reports were required to be filed for such fiscal year, all
Section 16(a) filing requirements applicable to Cadiz' directors, executive officers and greater than 10% beneficial owners during such period were satisfied in a timely manner.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2001, the Board of Directors held four formal meetings, conferred on a number of occasions through telephone conferences, and took action, when appropriate, by unanimous written consent. Each current director attended all the meetings of the Board and all the meetings of the Board committees of which each was a member during his term.

     The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee. Messrs. Makins, as Chairman, Coelho and Hutchison served on the Audit Committee, the purpose of which is to oversee preparation of Cadiz' financial statements. The Audit Committee met two times during the year ended December 31, 2001. Messrs. Hutchison, as Chairman, Makins and Mitt Parker served on the Compensation Committee, the purpose of which is to establish salary and bonus compensation levels for Cadiz' executive officers. The Compensation Committee met two times during the year ended December 31, 2001. Messrs. Makins, Coelho, Parker and Hutchison served on the Nominating Committee, the purpose of which is to nominate qualified individuals to serve on the Board. Mr. Parker retired from the Board of Directors of Cadiz and Sun World in March 2002. Upon his retirement, Mr. Coelho replaced him on the Compensation Committee.


EMPLOYMENT ARRANGEMENTS

     Mr. Brackpool is compensated pursuant to an Employment Agreement effective as of February 1, 1998 between himself and Cadiz. Under the terms of the agreement, which automatically renews annually unless terminated by either party, Mr. Brackpool receives base compensation of $500,000 per year. Mr. Brackpool may also receive an annual incentive based bonus, not to exceed 120% of his base compensation, subject to the satisfaction of certain performance criteria which are either tied to the performance of Cadiz or are subject to the discretion of the Board of Directors. Under the agreement, Mr. Brackpool also serves as the Chairman of Sun World. A portion of Mr. Brackpool's compensation may be paid by Sun World or other subsidiaries of Cadiz as determined periodically by Cadiz. Mr. Brackpool also receives the use of a leased automobile and life and disability insurance benefits funded by Cadiz. The agreement provides that, in the event of a change in control of Cadiz, any yet unsatisfied conditions to the vesting of any stock options held by Mr. Brackpool or to the issuance of shares of Cadiz' stock pursuant to stock bonus plans to which Mr. Brackpool is a party, shall be deemed immediately satisfied. In the event of a material change or reduction in Mr. Brackpool's responsibilities, he will be entitled to terminate the agreement and continue to receive base compensation for the remainder of the term of the agreement. Mr. Brackpool will also be entitled to continue to receive base salary and a deemed bonus equal to 60% of base salary in the event of any other termination of the agreement by Cadiz other than for cause.

     Mr. Shaheen has been engaged by Cadiz to act as the President and Chief Executive Officer of Sun World. In this capacity, Mr. Shaheen receives an annual base salary from Sun World of $300,000. Mr. Shaheen is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of Sun World. Mr. Shaheen also receives the use of a leased automobile funded by Sun World.

     Mr. Speer has been engaged by Cadiz to act as the Chief Financial Officer of both Cadiz and Sun World. In this capacity, Mr. Speer receives an annual base salary of $260,000. A portion of Mr. Speer's compensation may be paid by Sun World or other subsidiaries of Cadiz as determined periodically by Cadiz. Mr. Speer is entitled to receive additional compensation in the form of bonuses at the sole discretion of the Board of Directors, based primarily on the performance of Cadiz. Mr. Speer also receives the use of a leased automobile funded by Cadiz.

COMPENSATION OF DIRECTORS

     Mr. Makins received cash compensation for his services as Chairman pursuant to a Compensation Agreement effective April 2, 1993, which provides for base compensation of $75,000 per year, payable quarterly in advance, plus payment for certain additional services which may be performed on behalf of Cadiz, consisting primarily of financial advisory and general business consulting services. During the year ended December 31, 2001, Mr. Makins received total cash compensation of $75,000 pursuant to this agreement. In addition, Mr. Makins received cash compensation for his services as a director of Sun World in the amount of $25,000 per year, payable quarterly in advance. Beginning in 2002, Mr. Makins will receive the same compensation as Messrs. Coelho and Hutchison, which is $25,000 per year, payable quarterly in advance.

     Messrs. Brackpool and Shaheen did not receive any additional compensation for serving as directors of Cadiz or Sun World.

     Messrs. Coelho, Hutchison and Parker each received cash compensation for their services as directors of Cadiz in the amount of $25,000 per year, payable quarterly in advance. Mr. Parker did not receive any additional compensation for serving as a director of Sun World.

     During February 2002, Messrs. Makins, Coelho, Hutchison and
Parker each received options to purchase 14,500 shares of Cadiz' common stock as additional compensation for their efforts in 2001.

                     EXECUTIVE COMPENSATION

     The tables and discussion below set forth information about the compensation awarded to, earned by, or paid to Cadiz' chief executive officer and other executive officers during the years ended December 31, 2001, 2000 and 1999.

                   Summary Compensation Table
                                               Other Long-Term
                                              Compensation Awards
                                              --------------------
                                Annual         Restricted
                   Fiscal     Compensation(2)    Stock       Stock   All Other
Position           Year(1)   Salary   Bonus(3) Awards(4)(5) Options Compensation
----------------  --------  --------  -------- ------------ ------- ------------
 Keith
  Brackpool
  President and
  Chief           12/31/01  $500,000  $    -0-  $     -0-     -0-       -0-
  Executive       12/31/00   500,000   150,000   150,000      -0-       -0-
  Officer         12/31/99   500,000   275,000   250,000  500,000(6)    -0-

 Timothy J.
  Shaheen
  President and
  Chief Executive 12/31/01   300,000       -0-       -0-      -0-       -0-
  Officer         12/31/00   300,000    75,000    75,000      -0-       -0-
  of Sun World    12/31/99   270,000   135,000   135,000      -0-       -0-

 Stanley E.
  Speer           12/31/01   260,000       -0-       -0-      -0-       -0-
  Chief Financial 12/31/00   260,000    65,000    65,000      -0-       -0-
  Officer         12/31/99   240,000   120,000   120,000      -0-       -0-
______________________

   (1) The information presented in this table is for the years ended December 31, 2001, 2000 and 1999. The executive officers for which compensation has been disclosed for the year ended December 31, 2001, constituted all of Cadiz' executive officers as of December 31, 2001.

   (2) No column for "Other Annual Compensation" has been included to show compensation not properly categorized as salary or bonus, which consisted entirely during each fiscal year of perquisites and other personal benefits, because the aggregate amounts did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the above named executive officers for each fiscal year. See "Employment Arrangements".

   (3) Bonuses were paid in February for the preceding calendar year.

   (4) Deferred stock units were granted to Messrs. Brackpool, Shaheen and Speer in February 2001 and May 2000, as part of their respective bonuses for the preceding calendar year. These deferred stock units vest three years from the date of issuance. The total number and value of deferred stock units outstanding at December 31, 2001 (based upon the Nasdaq National Stock Market closing sales price per share of $8.02 on that date) for Messrs. Brackpool, Shaheen and Speer was as follows:
                                           Units
              Name         Fiscal Year  Outstanding    Value
              ----         -----------  -----------    -----

             Brackpool      12/31/99      40,404     $ 324,040
                      	    12/31/00      15,385       123,388

             Shaheen        12/31/99      21,819       174,988
                            12/31/00       7,692        61,690

             Speer          12/31/99      19,395       155,548
                            12/31/00       6,667        53,469

   (5) Deferred stock units, which are fully vested but cannot be exchanged for shares of common stock without restrictions until March 31, 2003, were issued to Messrs. Brackpool, Shaheen and Speer in March 2001 in exchange for fully vested and expiring options in amounts equaling the value of the expiring options in excess of their exercise price. The total number and value of these deferred stock units outstanding at December 31, 2001 (based upon the Nasdaq National Stock Market closing sales price per share of $8.02 on that date) for Messrs. Brackpool, Shaheen and Speer was as follows:

                              # of
                             Options       Units
              Name           Exchanged    Awarded         Value
              ---------      ---------    -------      -----------
              Brackpool       300,000     135,378      $ 1,085,732
              Shaheen         400,000     216,604        1,737,164
              Speer           200,000     108,302          868,582

   (6) In January 1999, Mr. Brackpool was granted 500,000 options, vesting in July 1999, based upon meeting certain milestones related to the fulfillment of Cadiz' water resources business plan.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR-END OPTION VALUES

                                              Number of       Value of
                                             Unexercised     Unexercised
                     Shares                   Options at      Options at
                    Acquired                  FY-End (#)       FY-End (#)
                       on        Value        Exercisable/    Exercisable/
Name              Exercise(#) Realized($)    Unexercisable  Unexercisable(1)
----------------  ----------  ----------     ------------- ----------------

Keith Brackpool       -0-         -0-         500,000/-0-     $ 353,750/-0-

Timothy J. Shaheen    -0-         -0-          75,000/-0-     $   1,500/-0-

Stanley E. Speer      -0-         -0-         125,000/-0-     $   1,500/-0-


  (1) Based upon the Nasdaq National Stock Market closing sales price per share of Cadiz common stock at December 31, 2001 which was $8.02.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the year ended December 31, 2001, all decisions concerning executive officer compensation were made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee were Messrs. Hutchison (Chairman), Makins and Parker, all of whom were non-employee directors. Mr. Makins served as Chairman of the Board until May 14, 2001. See "Directors and Executive Officers".

 BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Board of Directors has formed a Compensation Committee which is responsible for reviewing and establishing the compensation payable to Cadiz' executive officers, including the President and Chief Executive Officer. For executive officers other than the President and Chief Executive Officer, the Committee establishes compensation levels based, in part, upon the recommendations of the President and Chief Executive Officer.

      The Compensation Committee has furnished the following report on executive compensation: <F1>

               Cadiz' executive compensation programs
          are designed to enhance operating performance and to maximize the long-term value of Cadiz' assets and stockholder value, by aligning the financial interest of the executive officers with those of the stockholders. Such a compensation program helps to achieve Cadiz' business and financial objectives and provide incentives needed to attract and retain well-qualified executives in a highly competitive marketplace. To this end, Cadiz has developed a compensation program with three primary components: base salary, performance-based cash awards and long-term incentives through stock awards.

               BASE SALARY.  An effort is made to
          establish base salary levels for all
          executive officers so as to be competitive with the salaries of executives of other companies with similarly sized asset portfolios and to ensure the continued services of key individuals. No specific or set formula has been used to tie base salary levels to precise measurable factors.
          Adjustments to an executive officer's base salary, once established, can be made at the discretion of the Compensation Committee, based upon such factors as position and responsibility,

      (1) This report shall not be deemed incorporated by
reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Cadiz specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

          salary history and cost of living increases.

               Where applicable, the Compensation
          Committee may also consider the past
          performance of the officer, both in adjusting base salary levels and in determining additional incentive compensation, such as the cash awards and long term incentives discussed below.

               PERFORMANCE-BASED CASH AWARDS.  The
          Compensation Committee believes that
          incentives should be offered to executives which are related to improvements in performance that yield increased value for stockholders. Although the Compensation
          Committee relies primarily upon the grant of incentive stock options or other stock awards to reward executive performance (see "Long-
          Term Incentives" below), under certain
          circumstances, the Compensation Committee will utilize performance-based cash awards from time to time to provide additional incentives.

               As Chairman and Chief Executive Officer
          of Cadiz, Mr. Brackpool is charged with the overall responsibility for the performance of Cadiz, as well as Sun World. Mr. Brackpool is compensated pursuant to a written employment agreement effective as of February
          1, 1998 which includes, in addition to base salary, an incentive bonus compensation component. Historically, the Compensation Committee has established bonus compensation for Mr. Brackpool pursuant to criteria established in his employment agreement and, for Messrs. Shaheen and Speer, pursuant to a compensation program for senior management which provides for incentives based upon meeting specific operating objectives. While the Compensation Committee believes that excellent progress continues to be made in maximizing the long-term value of Cadiz' assets and stockholder value, due to the difficult industry down cycle affecting Sun World's farming operations, the Compensation Committee and the senior executives mutually agreed to forego application of these specific criteria for the year ended December 31, 2001 and no performance-based bonuses would be granted with respect to the year ended December 31, 2001.

               LONG-TERM INCENTIVES.  The primary form
          of incentive compensation offered by Cadiz to executives consists of long-term incentives in the form of stock options or other stock awards. This form of compensation is intended to help retain executives and motivate them to improve Cadiz' long-term performance and hence long-term stock market performance. Stock options and other stock awards are granted at the prevailing market value and will only have added value if Cadiz' stock price increases.

               The Compensation Committee views the
          grant of stock awards as both a reward for past performance and an incentive for future performance. Stock options or other stock awards granted by Cadiz may vest immediately upon grant, with the passage of time, at the discretion of the Board, and/or upon the achievement of certain specific performance goals. Where performance is not readily measurable, the vesting of performance based options or other stock awards may be dependent upon the satisfaction of subjective performance criteria.

               Options previously granted by Cadiz,
          whether vesting immediately or contingently, are exercisable for a period of five to seven years from grant. The Compensation Committee anticipates that options or stock awards will continue to be granted in the future in order to provide executives with additional long-term incentives. Such options and stock awards may be granted to executives pursuant to the Cadiz 1996 Stock Option Plan or 2000
          Stock Award Plan.

          DEDUCTIBILITY OF CERTAIN EXECUTIVE
          COMPENSATION EXPENSES UNDER FEDERAL TAX LAWS

               The Compensation Committee has
          considered the impact of provisions of the Internal Revenue Code of 1986, specifically
          Code Section 162(m). Section 162(m) limits to $1 million Cadiz' deduction for compensation paid to each executive officer of Cadiz, which does not qualify as "performance based".

               While Cadiz expects that this provision
          will not limit its tax deductions for
          executive compensation in the near term, the Cadiz 1996 Stock Option Plan ?enables Cadiz to comply, to the extent deemed advisable, with the requirements of Section 162(m) for performance based compensation to insure that Cadiz will be able to avail itself of all deductions otherwise available with respect to awards made under the 1996 Stock Option
          Plan. However, any shares of stock issued to executives under the Cadiz 2000 Stock Award
          Plan will not qualify as performance-based compensation and, therefore, will be counted in determining whether the $1 million limit has been reached.

          CONCLUSION

               Through the programs described above, a
          very significant portion of Cadiz' executive compensation is linked directly to corporate performance. The Compensation Committee intends to continue this policy of linking executive compensation to corporate performance in order to continue to align the interest of executives with those of Cadiz' stockholders.

                               THE COMPENSATION COMMITTEE

                               Murray H. Hutchison, Chairman
                               Dwight W. Makins
                               Mitt Parker

               REPORT OF THE AUDIT COMMITTEE <F2>

     The following is the report of the Audit Committee with respect to the audited financial statements of Cadiz Inc. and Sun
World International, Inc. for the fiscal year ended December 31, 2001.

               The role of the Audit Committee is to
          assist the Board of Directors in its
          oversight of Cadiz' financial reporting
          process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent" as required by applicable listing standards on the Nasdaq National
          Stock Market.  In fulfilling its
          responsibilities under its charter during
          2001, the Audit Committee reviewed and
          discussed the audited financial statements with management, which has primary responsibility for the preparation, presentation and integrity of the financial statements, Cadiz' accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and Cadiz' independent accountants, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The review included a discussion of the quality and the acceptability of Cadiz' financial reporting and controls, including the clarity of disclosures in the financial statements, as well as such other matters required to be discussed under generally accepted auditing standards including Statement of Auditing Standards No.
          61.  The Audit Committee has also received
          written disclosures and a letter from
          PricewaterhouseCoopers LLP with respect to services provided by the auditors, required by Independence Standards Board, Standard No.
          1, which relates to the accountant's
          independence from Cadiz and its related
          entities, has considered whether the
          provision of non-audit services by the
          independent auditors to Cadiz is compatible with maintaining the auditor's independence, and has discussed with PricewaterhouseCoopers
          LLP their independence from Cadiz.

               The Audit Committee reviewed with Cadiz' independent accountants the overall scope and plan for their audit for 2001. The Committee also reviewed all fees paid to the independent accountants. These fees are described at the end of this report.

               The members of the Audit Committee are
          not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.
          Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit
          Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and

<FN2>

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Cadiz specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.

          regulations.  Furthermore, the Audit
          Committee's consideration and discussions referred to above do not assure that the audit of Cadiz' financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Cadiz' auditors are in fact "independent".

          Based on the review and discussions referred to above, the Audit Committee recommended to Cadiz' Board of Directors that the audited financial statements of Cadiz and Sun World be included in Cadiz' Annual Report on Form
          10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                   AUDIT COMMITTEE

                                   Dwight Makins, Chairman
                                   Anthony Coelho
                                   Murray Hutchison


                    AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Cadiz' annual financial statements for 2001, and fees billed for services rendered by PricewaterhouseCoopers LLP for 2001:

     Audit Fees                               $ 162,750
     Financial Information Systems
       Design and Implementation                      -
     All Other Fees                             105,180
                                              ---------

                         Total                $ 267,930
                                              =========
                            Page 13

STOCK PRICE PERFORMANCE

     The stock price performance graph below compares the cumulative total return of Cadiz common stock against the cumulative total return of the Nasdaq U.S. index and the Russell 2000(R) index for the past five fiscal years. The graph indicates a measurement point of December 31, 1996 and assumes a $100 investment on such date in Cadiz common stock, the Nasdaq U.S. and the Russell 2000(R) indices. With respect to the payment of dividends, Cadiz has not paid any dividends on its common stock, but the Nasdaq U.S. and the Russell 2000(R) indices assume that all dividends were reinvested. The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Cadiz specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

STOCK PERFORMANCE GRAPH
(Performance Graph appears here)

Company
and
Indices    12/31/96 12/31/97 12/31/98 12/31/99 12/31/00 12/31/00
-------    -------- -------- -------- -------- -------- --------

CLCI Stock
  Price    100.000  165.054 146.974  183.115  172.273  154.588

Nasdaq US
  Index    100.000  122.477 172.680  320.832  192.977  153.121

Russell
  2000(R)  100.000  120.521 116.367  139.199  133.347  134.718


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no transactions required to be reported pursuant to this section.

                            Page 14

                           PROPOSAL 2

                 APPROVAL OF INDEPENDENT AUDITORS

   The Board of Directors is recommending the ratification of its selection of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants to audit the financial statements of Cadiz for the 2002 fiscal year. Although ratification of the choice of auditors is not required, the Board of Directors believes such ratification to be in the best interests of Cadiz. In the event such approval of stockholders is not received, the Board will select another firm to audit Cadiz' financial statements. PricewaterhouseCoopers LLP has advised Cadiz that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with Cadiz other than as accountants and auditors. A representative of PricewaterhouseCoopers LLP is expected to be present and available to answer appropriate questions at the annual meeting, and will be given the opportunity to make a statement if desired.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                           PROPOSAL 2.


                          OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the annual meeting. However, if any other matter shall properly come before the annual meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.


                      STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present resolutions to be included in the proxy statement for Cadiz' next annual meeting
(for the fiscal year ending December 31, 2002) must file such resolutions with Cadiz no later than December 6, 2002.


                      ADDITIONAL INFORMATION

     This proxy statement is accompanied by Cadiz' Annual Report on Form 10-K for the year ended December 31, 2001. Exhibits to the Form 10-K will be made available to stockholders for a reasonable charge upon their written request to Cadiz, Attention:
Corporate Communications, 100 Wilshire Boulevard, Suite 1600, Santa Monica, California 90401.

                              By Order of the Board of Directors

Santa Monica, California
April 5, 2002

                            Page 15